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                                                                      Exhibit 11
                          Viacom Inc. and Subsidiaries
                  Computation of Net Earnings (Loss) Per Share





                                                       Three months ended September 30,          Nine months ended September 30,
                                                       --------------------------------         -------------------------------
                                                             1998          1997                     1998                 1997
                                                             ----          ----                     ----                 ----
                                                                  (In millions, except per share amounts)

Earnings (loss):

Earnings (loss) from continuing operations .........      $   157.1       $ 27.0                  $ (112.4)            $(155.1)
Cumulative convertible preferred stock
  dividend requirement .............................          (15.0)       (15.0)                    (45.0)              (45.0)
                                                          ---------      --------                ---------             --------
Earnings (loss) from continuing operations
  attributable to common stock .....................          142.1         12.0                    (157.4)             (200.1)
Loss from discontinued operations, net of tax ......           (2.8)        (8.6)                    (12.9)              (53.1)
Gain (loss) on dispositions ........................          (15.9)       415.9                     (15.6)              428.8
                                                          ---------      --------                ---------             --------
Net income (loss) ..................................      $   123.4       $419.3                  $ (185.9)            $ 175.6
                                                          ---------      --------                ---------             --------
                                                          ---------      --------                ---------             --------

Basic computation:
Shares:
Weighted average number of common shares ...........          357.3        353.0                     356.4               352.7

Net earnings (loss) per common share:
Earnings (loss) from continuing operations .........      $     .40       $  .03                  $   (.44)            $  (.57)
Loss from discontinued operations, net of tax ......           (.01)        (.02)                     (.04)               (.15)
Gain (loss) on dispositions ........................           (.04)        1.18                      (.04)               1.22
                                                          ---------      --------                ---------             --------
Net earnings (loss)................................       $     .35       $ 1.19                  $   (.52)            $   .50
                                                          ---------      --------                ---------             --------
                                                          ---------      --------                ---------             --------

Diluted computation:
Shares:
Weighted average number of common
     shares (basic) ................................          357.3        353.0                     356.4               352.7
     Common shares potentially issuable
       in connection with stock options and
       warrants(1):.................................            5.4           .6                       --                  --
                                                          ---------      --------                ---------             --------

Weighted average number of common
     shares (diluted) ..............................          362.7        353.6                     356.4               352.7
                                                          ---------      --------                ---------             --------
                                                          ---------      --------                ---------             --------
Net earnings (loss) per common share:
Earnings (loss) from continuing operations..........      $     .39       $  .03                  $   (.44)            $  (.57)
Loss from discontinued operations, net of tax ......           (.01)        (.02)                     (.04)               (.15)
Gain (loss) on dispositions ........................           (.04)        1.18                      (.04)               1.22
                                                          ---------      --------                ---------             --------
Net earnings (loss).................................      $     .34       $ 1.19                  $   (.52)            $   .50
                                                          ---------      --------                ---------             --------
                                                          ---------      --------                ---------             --------

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(1) For the nine months ended September 30, 1998 and 1997, the assumed exercise of stock options had an anti-dilutive effect on earnings per share, and therefore were excluded from the diluted earnings per share calculation.